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                                                                    Exhibit 8(f)

         SECURITIES LENDING AGENCY AGREEMENT dated as of August 10, 2001 between QA Advisers LLC ("QA LLC"), a Delaware limited liability company, and, separately, each investment fund identified on Schedule 1, as it may be amended by mutual written agreement between QA LLC and each additional fund from time to time (each a "Fund").

         WHEREAS, the Directors or Trustees, as the case may be, of each Fund have authorized the Fund to lend securities to approved Borrowers; and

         WHEREAS, the Directors or Trustees, as the case may be, of each Fund have appointed QA LLC as the Fund's lending agent and coordinator of the Fund's securities lending program, subject to the terms and conditions set forth herein; and

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

         1. Appointment. The Fund appoints QA LLC as its lending agent, and QA LLC accepts such appointment. QA LLC will act solely as a directed agent of the Fund hereunder, and QA LLC shall have no duties or responsibilities in respect of securities lending transactions except those expressly set forth in this Agreement.

         2. Authorizations. The Fund authorizes QA LLC to act as its agent as set forth in this Section.

         2.1 Lending of Available Securities. The Fund authorizes QA LLC to lend, on the Fund's behalf, those securities ("Available Securities") which are held in accounts maintained under the supervision of the Fund's custodian (the "Custodian") or any sub-custodian (each a "Custody Account"), other than securities which the Fund's investment adviser (the "Adviser"), on behalf of the Fund, specifically notifies QA LLC are not available for lending. The Fund warrants to QA LLC that it will give appropriate instructions to the Adviser and the Custodian sufficient to permit QA LLC to arrange and settle loan transactions on the Fund's behalf as contemplated by this Agreement.

         2.2 Lending to Approved Borrowers. The Fund authorizes the lending of Available Securities to any one or more of the institutions approved by the Fund and the Fund's Adviser and listed on
                  Schedule 2 hereto (each, an "Approved Borrower"). The Fund's Adviser, on behalf of the Fund, may request that QA LLC change the Approved Borrowers by delivering an updated Schedule 2 to QA LLC.

         2.3 Securities Loan Agreement. QA LLC is authorized to execute securities loan agreements ("SLA") as the Fund's agent on a disclosed basis with Approved Borrowers. The SLA will be in substantially the form of Schedule 3 annexed hereto. Subject to the preceding sentence, the Fund hereby authorizes QA LLC to revise, without notice to the Fund, the terms of any SLA with any Approved Borrower as QA LLC deems necessary or appropriate, in its discretion, in order to effect any loan transaction contemplated hereby or thereby. The Fund agrees to be

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                  bound by the terms of SLA's entered into by QA LLC with
                  Approved Borrowers with respect to the Fund's participation in the securities lending program as though the Fund were itself a party to all of such agreements. The Fund specifically approves such form of agreement and agrees, upon request of QA LLC, to cause the Adviser to promptly furnish to QA LLC the Fund's financial statements or other documents or information reasonably requested by QA LLC in order to enable QA LLC to satisfy reasonable credit and legal requests by Approved Borrowers in connection with any SLA or loan transaction.

         2.4 Lending under Approved Terms. All loans arranged by QA LLC on behalf of a Fund shall comply with applicable Securities and Exchange Commission guidelines for securities lending, any applicable Securities and Exchange Commission exemptive order and the investment restrictions and/or guidelines for the Fund and shall be subject to the terms of an SLA substantially similar to Schedule 3. The Fund may, at the request of the QA LLC, approve changes to the Approved Terms by delivering an amended Schedule 3 to QA LLC. QA LLC shall negotiate on behalf of the Fund with each Approved Borrower all terms of a securities loan, including the amounts or fees to be received or paid pursuant to the applicable SLA. QA LLC may prepare a transactional confirmation in respect of each loan effected pursuant to a SLA, setting forth the securities borrowed and the material terms of the loan, and may transmit such confirmation to the Approved Borrower in accordance with such SLA. The Fund understands and agrees that the identity of the Fund will be disclosed by QA LLC to the Approved Borrower in accordance with the SLA.

         2.5 Authorizations by Fund. The Fund authorizes and empowers QA LLC to execute in the Fund's name all agreements and documents as may be necessary or appropriate in QA LLC's judgment to carry out the purposes of this Agreement. It is understood and agreed that QA LLC is authorized to supply any information regarding the Fund that is required by an SLA or under applicable law.

         3. Loan of Securities. During the term of any securities loan, the Fund shall permit the loaned securities to be transferred, pursuant to a SLA, into the name of an Approved Borrower.

         3.1 Limits on Return of Loaned Securities. The Fund acknowledges that, under the applicable SLA, Approved Borrowers will not be required to return loaned securities immediately upon receipt of notice from QA LLC terminating the applicable loan, but instead will be required to return such loaned securities within such period of time following such notice which is the standard settlement period for trades of the loaned securities entered into on the date of such notice in the principal market therefor, or from the giving of such notice.

         3.2 Recall of Loaned Securities. Upon receiving a notice from the Adviser that Available Securities which have been lent to an Approved Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), QA LLC shall notify promptly thereafter the Approved

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                  Borrower which has borrowed such securities that the loan of such securities is terminated and that such securities are to be returned within the time specified by the applicable SLA, provided that QA LLC may alternatively determine that it is in the best interests of another lending client of QA LLC to renew and restate such loan transaction on behalf, and in the name, of such other lending client and cause to be delivered to the Fund an equivalent amount of such security from the assets of such other lending client (in which event such renewal and restatement of the loan shall constitute separate transactions between each lending client of QA LLC and the borrower shall not be construed as a transaction between such clients.)

         3.4 Notification of Sales of Loaned Securities. The Fund acknowledges its obligation to QA LLC, as applicable, to cause and require the Adviser to provide notification of any sale of securities which are out on loan by the close of business, in the principal market therefor, on trade date of such sale.

         3.5 Termination. QA LLC is authorized in its discretion to terminate any securities loan entered into with an Approved Borrower without prior notice to the Fund, subject to the conditions of the relevant SLA. The Adviser, on behalf of a Fund, may instruct QA LLC to terminate any loan on any date, subject to the conditions of the relevant SLA. QA LLC agrees to comply with any such instruction.

         3.6 Removal of Approved Borrower. The Fund hereby acknowledges its obligation to QA LLC, as applicable, to provide notification of the removal of an Approved Borrower from Schedule 2 and to deliver a revised Schedule 2 to QA LLC. Once QA LLC has received notification of the removal of an Approved Borrower from Schedule 2 QA LLC will terminate all securities loans entered into with that Approved Borrower, subject to the conditions of the relevant SLA.

         4. Loan Collateral. For each loan of securities, the Approved Borrower shall pledge as collateral any of the following items: (a) cash in U.S. dollars or foreign currency ("Cash Collateral"), or (b) securities issued or fully guaranteed by the United States government or any agencies or instrumentalities thereof ("Non-Cash Collateral" and, collectively with Cash Collateral, "Collateral") having a market value (as determined by QA LLC pursuant to the applicable SLA) at least equal to the market value of the loaned securities (as determined by QA LLC pursuant to the applicable SLA).

         4.1 Receipt of Collateral. At the commencement of any loan, QA LLC shall instruct the Approved Borrower to transfer to QA LLC the required Collateral. Collateral will be received from an Approved Borrower prior to or simultaneous with delivery of the securities loaned. If the Approved Borrower does not provide Collateral to QA LLC, as previously agreed, then QA LLC will cancel the corresponding loan instruction prior to delivery.

         4.2      Holding and Administration of Collateral.

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                  (a)      Cash Collateral. All Cash Collateral shall be
                           received, held and administered by QA LLC for the benefit of the Fund in the applicable account maintained by QA LLC with a Depository for the purpose of holding loaned securities and Cash Collateral on behalf of participants in QA LLC's securities lending program (the "Clearing Account"). "Depository" shall mean: (i) the Depository Trust Company, and any other securities depository or clearing agency (and each of their respective successors and nominees) registered with the U.S. Securities and Exchange Commission or registered with or regulated by the applicable foreign equivalent thereof or otherwise able to act as a securities depository or clearing agency, (ii) any transnational depository, (iii) the Federal Reserve book-entry system for the receiving and delivering of U.S. Government Securities, and (iv) any other national system for the receiving and delivering of that country's government securities. QA LLC is hereby authorized and directed without obtaining any further approval from the Fund or the Adviser, to invest and reinvest all Cash Collateral in an investment listed in the attached Schedule 4 ("Permitted Investments") in accordance with Section 5 hereof.

                  (b) Non-Cash Collateral. All Non-Cash Collateral shall be received, held and administered by QA LLC for the benefit of the Fund in the applicable Custody Account or other account established for the purpose of holding Non-Cash Collateral.

         4.3 Maintenance of Collateral Margin. In respect of loans of securities entered into on behalf of the Fund, QA LLC will value on a daily basis, in accordance the applicable SLA, the loaned securities and all Collateral and, where applicable, QA LLC shall, in accordance with the provisions of the applicable SLA, request the Approved Borrower to deliver sufficient additional Collateral to the Fund to satisfy the applicable margin requirement. If, as a result of marking-to-market, Collateral is required to be returned to the Approved Borrower under the SLA, QA LLC will, without notice to the Fund and without obtaining any further approval from the Fund, return such Collateral to the Approved Borrower.

         4.4 Substitution of Collateral. The Fund acknowledges and agrees that, pursuant to any SLA, QA LLC may permit an Approved Borrower to substitute Collateral of any type specified in
                  Section 4 hereof during the term of any loan so long as the required margin in respect of such loan continues to be satisfied at the time of such substitution.

         4.5 Return of Collateral. Upon termination of the loan, QA LLC shall instruct the Approved Borrower to return the loaned securities to the applicable Clearing Account. QA LLC will instruct any custodian or sub-custodian of the Fund, to accept such return delivery of loaned securities. QA LLC shall monitor the return of loaned securities. Once QA LLC has confirmed settlement of the return of the loaned securities, QA LLC shall effect, on behalf of the Fund, the redemption of

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                  any Permitted Investment, if applicable, and effect the return of Collateral due the Approved Borrower in accordance with the Approved Borrower's transfer instructions with respect thereto, without obtaining any further approval from the Fund.

         5. Investment of Cash Collateral. Pursuant to the SLA, the Fund shall have the right to invest Cash Collateral received in respect of any loan, subject to an obligation, upon the termination of the loan, to return to the Borrower the amount of cash initially pledged (as adjusted for any interim marks-to-market).

         5.1 Collateral Investment Direction. The Fund authorizes and directs QA LLC, subject to oversight by the Adviser, to cause to be invested, on the Fund's behalf and at the Fund's sole risk, all Cash Collateral by effecting purchase and sales and/or subscriptions and redemptions of such Collateral in any Permitted Investment set forth on Schedule 4 hereto (which may from time to time be amended in writing by the Fund). QA LLC shall, where applicable, send timely instructions to the transfer agent of the Permitted Investment with respect to any cash transfers required to be completed in conjunction with any subscription or redemption in a Permitted Investment, and cause the Adviser and the Custodian to be notified of such investment. To facilitate QA LLC's ability to effect investments of Cash Collateral authorized by this Agreement, the Fund appoints QA LLC as its true and lawful attorney-in-fact, with full power of substitution and revocation, in its name, place and stead to take action in the Fund's name to the extent necessary or desirable to fulfill the purposes of this Agreement, including, without limitation,
                  (i) to establish trading accounts in a Fund's name, (ii) to execute and deliver such contracts and other documents on a Fund's behalf as QA LLC, in its discretion, deems necessary or desirable to establish such trading accounts or otherwise to effect investments on the Fund's behalf that are authorized by this Agreement, and (iii) to act, in QA LLC's discretion, in the Fund's name to enforce the Fund's rights and remedies under such contracts or documents.

         5.2 Collateral Investment Risk. Any such investment shall be at the sole risk of the Fund. Any income or gains and losses from investing and reinvesting any Cash Collateral delivered by an Approved Borrower pursuant to a SLA shall be at the Fund's risk, and the Fund agrees that to the extent any such losses reduce the amount of cash below the amount required to be returned to the Approved Borrower upon the termination of any loan (including any Cash Collateral Fee as defined in the SLA), the Fund will, on demand of QA LLC, immediately pay or cause to be paid to such Approved Borrower an equivalent amount in cash.

         6. Borrower Default. In the event of default by an Approved Borrower with respect to any loan entered into pursuant to a SLA, QA LLC will take such actions as are set forth in the applicable SLA. In addition, the following provisions shall apply.

         6.1 Replacement of Loaned Securities. If an Approved Borrower fails, pursuant to the SLA with QA LLC, to return loaned securities with respect to a loan when due

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                  ("Default Event"), then QA LLC shall use the Collateral or the proceeds of the liquidation of Collateral to purchase for the affected Fund's account, for settlement in the normal course, replacement securities of the same issue, type, class and series as that of the loaned securities ("Buy-In"). QA LLC shall purchase an amount of replacement securities having a value equal to the value of the Collateral (as determined herein). If the cost of fully replacing the loaned securities is greater than the value of the Collateral (or liquidated damages calculated under Section 6.2), QA LLC shall be responsible for using its funds, at its expense, to satisfy the shortfall, but only to the extent that such shortfall is not due to any diminution in the value of the Collateral due to reinvestment risk that is borne by the Fund pursuant to
                  Section 5 of this Agreement. For purposes of this Section, value of the Collateral shall be calculated as follows:

                  6.1.1 Value of Cash Collateral. In the case of loans collateralized solely by Cash Collateral, the value of the Collateral shall be the market value of the investment of such Cash Collateral.

                  6.1.2 Value of Securities Collateral. In the case of loans collateralized solely by securities Collateral, the value of the Collateral shall be the market value of such Collateral.

                  6.1.3 Valuation Date. The value of the Collateral shall be determined on the date of the Buy-In (or the payment made pursuant to Section 6.2 below).

                  6.1.4 Market Value. Market value shall be determined by QA LLC, where applicable, based upon prices obtained from recognized pricing services or dealer price quotations.

                  6.1.5 Multiple Forms of Collateral. Where a loan is collateralized by more than one type of Collateral, the aggregate market value of Collateral securing such loan (for the purpose of computing the indemnity) shall be the sum of the market values for each relevant type of Collateral.

         6.2 Impossibility of Replacement/Liquidated Damages. If QA LLC determines that a Buy-In is commercially impracticable, QA LLC shall, in lieu of effecting a Buy-In, pay to the affected Fund an amount equal to the market value of the loaned securities determined at the close of business on the date of the Default Event to be reduced by any shortfall diminution in the Collateral Value due to reinvestment risk that is borne by the Fund pursuant to Section 5.

         6.3 Replacement of Distributions. In addition to making the purchases or payments required above, QA LLC shall pay from the proceeds of Collateral to the Fund the value of all distributions on the Loaned Securities, the record dates for which occur before the date that QA LLC executes a Buy-In or makes the payments to the Fund required pursuant to Section
                  6.2 and that have not otherwise been credited to the Fund's Custody Account. For purposes of this Section, the value of such distributions shall be calculated net of taxes, expenses or other deductions

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                  that would normally accrue to such distributions. QA LLC shall use Collateral or the proceeds of such Collateral to the extent available to make such payments of distributions.

         6.4 Collateral not in Possession or Control of QA LLC. If, on the date of the Default Event by reason of the Fund's request or actions, QA LLC is not in possession or control of the Collateral allocated to the defaulted Loan, the Fund shall promptly cause such Collateral to be transferred to QA LLC for application against the cost of any Buy-In. In such event, the replacement provisions of this Section 6 shall not apply, and the compensation of the Fund shall be limited to the Collateral Value on the date that Buy-In or replacement payment may be affected.

         6.5 Subrogation and Assignment of Rights in Collateral. In the event that QA LLC is required to perform or make any payment under this Section, the Fund agrees that, to the extent of such performance or payment, QA LLC shall be subrogated to the Fund, and the Fund shall assign, and be deemed to have assigned, to QA LLC all of such Fund's rights in, to and against the Borrower in respect of the related loan, any Collateral pledged by the Borrower in respect of such loan and all proceeds of such Collateral. In the event that the Fund receives or is credited with any payment, benefit or value from or on behalf of the Borrower in respect of rights to which QA LLC is subrogated as provided herein, the Fund shall promptly remit or pay to QA LLC the same (or, where applicable, its United States dollar equivalent).

         7. Income, Corporate Actions and Substitute Payments. Income, corporate actions and Substitute Payments (as defined in Sections 7.1 and 7.2) shall be dealt with as provided in this Section 7.

         7.1 Income and Related Payments to Borrower. Where Collateral consists of securities and the Approved Borrower, pursuant to a SLA, is due to receive an amount equal to the interest or distribution declared ("Collateral Substitute Payment") in respect of such Collateral during the term of the related securities loan, QA LLC shall promptly remit or cause to be remitted such Collateral Substitute Payment on behalf of the Fund to the Approved Borrower in accordance with such Approved Borrower's instructions. QA LLC shall likewise remit, or cause to be remitted, to any Approved Borrower the applicable Cash Collateral Fee (as defined in the SLA) when due in accordance with QA LLC's instructions.

         7.2 Income and Related Payments to Fund. QA LLC shall instruct each Approved Borrower which is a party to a SLA to remit any payment in-lieu-of the interest or distribution declared on loaned securities ("Loan Substitute Payment") which is denominated in a currency other than U.S. dollars to the Fund's applicable Custody Account, and QA LLC shall receive, hold and administer the same, for the account of the Fund. QA LLC shall also instruct each Approved Borrower which is a party to a SLA to remit any other fees payable on loaned securities to

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                  QA LLC for the account of the Fund, and QA LLC shall receive, hold and administer the same for the account of the Fund.

         7.3 Corporate Actions and Proxy Rights. The Fund acknowledges that, with respect to securities which are out on loan over the applicable record date for such action, unless otherwise agreed hereto, it will not be entitled to participate in any dividend reinvestment program or vote any proxies. Corporate actions will otherwise be processed in accordance with the SLA.

         8. Statements. QA LLC will provide to the Adviser, on the Fund's behalf, (i) upon request, a daily statement of activity setting forth information relating to loaned securities, marks-to-market and termination and
(ii) on or about the 7th (seventh) Business Day of each month, a statement indicating for the preceding calendar month the securities lent by the Fund, the value of such securities, the identity of the Approved Borrowers, the nature and amount of Collateral pledged or delivered as security for the loaned securities, the income received (or loss incurred) from the daily investment of Cash Collateral, the amounts of any fees or payments paid with respect to each loan and such other information as the parties hereto may agree to from time to time. For purposes hereof, "Business Day" means any day on which QA LLC is open for business in Princeton, New Jersey. QA LLC (unless otherwise instructed by the Fund) shall instruct any Approved Borrower to remit directly to QA LLC, as applicable, all amounts and fees due the Fund pursuant to any loan of securities, which QA LLC shall in turn pay to the Fund.

         9. SIPC Coverage. THE PARTIES ACKNOWLEDGE THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE FUND WITH RESPECT TO THE SECURITIES LOAN TRANSACTION AND THAT, THEREFORE, THE COLLATERAL DELIVERED BY AN APPROVED BORROWER TO THE FUND MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE OBLIGATION OF THE APPROVED BORROWER IN THE EVENT THE APPROVED BORROWER (OR ITS AGENT) FAILS TO RETURN THE SECURITIES.

         10. Fund Information. The Fund covenants and agrees to promptly furnish to QA LLC any information regarding the Fund which is necessary to effect transactions on behalf of the Fund including, but not limited to, restrictions it wishes to impose with respect to the acceptance of forms of collateral or lending to any Approved Borrower(s) or any limitations imposed pursuant to any applicable law, regulation, authority, charter, by-law, statute or other instrument. QA LLC agrees to comply with such restrictions and limitations.

         11. Tax Treatment. The Fund acknowledges that the tax treatment of Substitute Payments may differ from the tax treatment of the interest or dividend to which such payment relates and that the Fund has made its own determination as to the tax treatment of any securities loan transactions undertaken pursuant to this Agreement and of any dividends, distributions, remuneration or other funds received hereunder. The Fund also acknowledges that, to the extent that either the Fund or the Approved Borrower is a non-U.S. resident, QA LLC may be required to withhold tax on amounts payable to or by the Fund pursuant to a securities loan and may at any time claim from the Fund any shortfall in the amount QA LLC so withheld.

         12. Responsibility of QA LLC. Subject to the requirements of applicable law, QA LLC shall not be liable with respect to any losses incurred by the Fund in connection with this securities lending program or under any provision hereof, except to the extent that such losses result from its willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its duties under this Agreement. QA LLC shall not be liable for losses, costs, expenses or liabilities caused by or resulting from the acts or omissions of the Fund or of any agent or third party custodian of the Fund. QA LLC shall not be responsible for any special, punitive, indirect or consequential damages, whether or not QA LLC has been apprised of the likelihood of such damages.

         13. Fund Indemnity. The Fund hereby indemnifies QA LLC (which, for purposes of this paragraph shall include its respective officers, directors, partners, managers, employees and agents) from and against any and all claims, damages, liabilities, losses, costs or expenses (including the reasonable fees and expenses of counsel) incurred, suffered or sustained by QA LLC, which directly or indirectly arise from performance of this Agreement or any transaction effected pursuant to a SLA, except to the extent that such claims, damages, liabilities, losses, costs or expenses were caused solely by the willful misfeasance, bad faith, gross negligence or reckless disregard of QA LLC. This indemnity shall survive the termination of this Agreement and the resignation or removal of QA LLC as agent.

         14. Representations and Warranties. Each party represents and warrants to the other that (i) it has due authority to enter into and perform this Agreement and any transactions contemplated thereby; (ii) the execution and performance of this Agreement and any transaction contemplated thereby has been duly authorized by all necessary action, corporate or otherwise, and does not violate any law, regulation, charter, by-law or other instrument, restriction or provision applicable to it; and (iii) this Agreement constitutes such party's legal, valid and binding obligation enforceable in accordance with its terms. In addition, the Fund represents that: (a) any loan authorized hereunder and the performance of this Agreement in respect of such loan is authorized by the prospectus and other constitutive documents of the Fund (including any limits as to the aggregate amount of authorized lending under such documents); and (b) as to any securities lent at any time and from time to time on behalf of the Fund, the Fund shall be the owner thereof with clear title thereto and no lien, charge or encumbrance upon such securities shall exist.

         15. Non-Exclusivity of Agency Service and Similar Matters. The Fund acknowledges that QA LLC, acting on behalf of other accounts, may effect transactions with or for the same institutions to which loans of securities may be made hereunder, which transactions may give rise to potential conflict of interest situations. The Fund further acknowledges that QA LLC may engage in securities lending transactions as agent for other lenders. Lending opportunities among Borrowers shall be allocated at the discretion of QA LLC in an equitable manner.

         16.      Force Majeure. QA LLC shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of, or caused directly or indirectly by, circumstances beyond its control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation. Without limiting the foregoing, QA LLC shall not be responsible for economic, political or investment risks incurred through the Fund's participation in this securities lending program.

         17. Reliance on Fund Communications. QA LLC shall be entitled to conclusively rely upon any certification, notice or other communication (including by telephone (if promptly confirmed in writing), telex, facsimile, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of an approved person ("Approved Person") of the party sending such certification, notice or other communication. Set forth in Schedule 5 hereto is a list of Approved Persons for each of the parties hereto, which list may be amended by any party from time to time upon notice to the other parties. No provision of this Agreement shall require QA LLC to expend or risk its own funds in the performance of its duties hereunder. QA LLC reserves the right to notify the Fund of any restrictions (self-imposed or otherwise) concerning its activities worldwide. QA LLC and the Fund shall each have the right to consult with counsel with respect to their respective rights and duties hereunder and shall not be liable for actions taken or not taken in reliance on such advice.

         18. Compensation. The basis of QA LLC's compensation for its activities hereunder and in respect of any loan is set forth in Schedule 6 hereto. QA LLC shall notify the Fund, on or about the 7th (seventh) day of each month, of the amount of fees due QA LLC hereunder and, promptly upon receipt of such notice, the Fund shall effect the requisite payment to QA LLC in immediately available funds of U.S. dollars.

         19. Termination. This Agreement may be terminated at any time by either party upon 30 days' prior written notice to the other party; provided that the Fund's indemnification shall survive any such termination.

         20. Action on Termination. It is agreed that (a) upon receipt of notice of termination, no further loans shall be made hereunder by QA LLC and
(b) QA LLC shall, within a reasonable time after termination of this Agreement, terminate any and all outstanding loans. The provisions hereof shall continue in full force and effect in all other respects until all loans have been terminated and all obligations satisfied as herein provided.

         21. Notices. All notices, demands and other communications hereunder shall be in writing and delivered or transmitted (as the case may be) by registered mail, facsimile, telex, courier, or be effected by telephone promptly confirmed in writing and delivered or transmitted as aforesaid, to the intended recipient in accordance with Schedule 7 hereto. Notices shall be effective upon receipt.

         22. Governing Law and Jurisdiction. This agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of law provisions thereof. The parties hereto hereby irrevocably consent to the exclusive jurisdiction of (and waive dispute of venue in) the courts of the State of New York and the federal courts located in New York City in the Borough of Manhattan.

         23. Entire Agreement. This Agreement supersedes any other agreement between the parties hereto concerning loans of securities owned by the Fund. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement together with any other written agreements between the parties entered into concurrently with this Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all previous oral or written negotiations, commitments and understandings related thereto.

         24. Assignment. This Agreement shall not be assigned by any party without the prior written consent of the other party.

         25. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings provided in the SLA.

         26. Amendment. This Agreement may not be amended or modified in any respect, without the written agreement of both parties.

         27. Waiver. No provision of this Agreement may be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party. The failure of a party to this Agreement to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         28. Remedies. All remedies hereunder shall survive the termination of this Agreement.

         29. Severability. In the event any provision of this Agreement is adjudicated to be void, illegal, invalid, or unenforceable, the remaining terms and provisions of this Agreement shall not be affected thereby, and each of such remaining terms and provisions shall be valid and enforceable to the fullest extent permitted by law, unless a party demonstrates by a preponderance of the evidence that the invalidated provision was an essential economic term of the Agreement.

         30. Further Assurances. Each party hereto shall execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

         31. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed one and the same instrument.

         32. Headings. The headings of sections herein are included solely for convenience and shall have no effect on the meaning of this Agreement.

         33. Separate Agreement. Execution of the Agreement by more than one Fund shall not create any contractual or other obligation between or among such Fund and the Agreement shall constitute a separate agreement between QA LLC and each Fund. Every reference to Fund shall be construed to be a reference solely to the particular Fund that is a party to the relevant Transaction. Each of the parties agrees that under no circumstances shall any rights, obligations, remedies or liabilities of a particular Fund, or with respect to Transactions to which a particular Fund is a party, be deemed to constitute rights, obligations, remedies or liabilities applicable to any other Fund or to Transactions to which other Funds are parties, and QA LLC shall have no right to set off claims of any Fund against property or liabilities of any other Fund. All Transactions are entered into in reliance on the fact that this Agreement constitutes a separate agreement between QA LLC and each Fund.

         34. Additional Parties. QA LLC agrees that additional entities may be added as a Fund to this Agreement from time to time upon written notice to QA LLC as to the prospective inclusion of such additional Fund and the written consent of QA LLC to the addition of such Fund.

         35. Business Trust. With respect to a Fund which is a business trust, QA LLC acknowledges and agrees that this Agreement is executed by such Fund on behalf of the trustees of such Fund as trustees and not individually; and no trustee, shareholder, officer, employee or agent of such business trust shall be held to any personal liability, nor shall resort be had to their property for the satisfaction of the Fund's obligations under this Agreement, and such obligations are binding only upon the assets and property of such Fund.

         36. Series Funds. The parties acknowledge that the Fund may be an investment company, whose assets may be allocated to two or more series. In such case, QA LLC agrees to seek satisfaction of all obligations of such Fund hereunder solely out of the assets of the series on whose behalf the Transaction(s) giving to the obligations was entered into. If the Fund establishes two or more series, the Fund shall so indicate on Schedule 1 or otherwise give notice thereof and identify such series, and from such time the liability of such series shall be limited as set forth above, as though and to the same extent as if such series was a separate and distinct Fund hereunder.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf as of the day and year first set forth above.

                                       EACH FUND LISTED ON SCHEDULE 1

                                       By:
                                           -------------------------------------

                                       Name:  Terry K. Glenn
                                       Title:  President of each Registered U.S.
                                       Investment Company (or each series
                                       thereof), and Executive Vice President
                                       of the Mercury Funds, Inc., Mercury
                                       Master Trust, and Mercury VI Funds, Inc.

                                       QA ADVISERS LLC AS AGENT

                                       By:
                                           -------------------------------------

                                       Name:  Michael J. Hennewinkel
                                       Title:  Secretary

                                   SCHEDULE I

Fund                                                          Custodian

CBA Money Fund                                                State Street Bank & Trust Company
CMA Money Fund                                                State Street Bank & Trust Company
Corporate High Yield Fund, Inc.                               Chase Manhattan Bank
Corporate High Yield Fund II, Inc.                            State Street Bank & Trust Company
Corporate High Yield Fund III, Inc.                           State Street Bank & Trust Company
Debt Strategies Fund, Inc.                                    The Bank of New York

Financial Institutions Series Trust                           The Bank of New York
   Summit Cash Reserves Fund

Global Financial Services Master Trust                        Brown Brothers Harriman & Co.
   Merrill Lynch Global Financial Services Fund, Inc.

Mercury Global Holdings Fund, Inc.                            Chase Manhattan Bank

Mercury Master Trust                                          Brown Brothers Harriman & Co.
   Mercury Master US Large Cap Portfolio
   Mercury Master US Small Cap Growth Portfolio
   Mercury Master Pan-European Growth Portfolio
   Mercury Master International Portfolio
   Mercury Master Global Balanced Portfolio
   Mercury Master Select Growth Portfolio

Mercury Funds, Inc.                                           Brown Brothers Harriman & Co.
   Mercury US Large Cap Fund
   Mercury US Small Cap Growth Fund
   Mercury Pan-European Growth Fund
   Mercury International Fund
   Mercury Global Balanced Fund
   Mercury Select Growth Fund

Mercury QA Equity Series, Inc.                                Chase Manhattan Bank
   Mercury QA Large Cap Core Fund
   Mercury QA Large Cap Value Fund
   Mercury QA Large Cap Growth Fund
   Mercury QA Mid Cap Fund
   Mercury QA Small Cap Fund
   Mercury QA International Fund

Mercury QA Strategy Series, Inc.                              Chase Manhattan Bank
   Mercury QA Strategy Growth & Income Fund
   Mercury QA Strategy Long-Term Growth Fund
   Mercury QA Strategy All-Equity Fund

                                   SCHEDULE I

Fund                                                          Custodian

Mercury VI Funds, Inc.                                        Brown Brothers Harriman & Co.
   Mercury Large Cap Growth Focus Fund
   Mercury V.I. Pan European Growth Fund

Master Basic Value Trust                                      The Bank of New York
   Merrill Lynch Basic Value Fund, Inc.
   Mercury Basic Value Fund, Inc.

Master Focus Twenty Trust                                     The Bank of New York
   Merrill Lynch Focus Twenty Fund, Inc.
   Mercury Focus Twenty Fund, Inc.

Master Internet Strategies Trust                              Brown Brothers Harriman & Co.
   Merrill Lynch Internet Strategies Fund, Inc.
   Mercury Internet Strategies Fund, Inc.

Master Large Cap Series Trust                                 Brown Brothers Harriman & Co.
   Master Large Cap Growth Portfolio
   Master Large Cap Value Portfolio
   Master Large Cap Core Portfolio

Merrill Lynch Large Cap Series Funds, Inc.                    Brown Brothers Harriman & Co.
   Merrill Lynch Large Cap Value Fund
   Merrill Lynch Large Cap Core Fund
   Merrill Lynch Large Cap Growth Fund

Mercury Large Cap Series Funds, Inc.                          Brown Brothers Harriman & Co.
   Mercury Large Cap Value Fund
   Mercury Large Cap Core Fund
   Mercury Large Cap Growth Fund

Master Mid Cap Growth Trust                                   The Bank of New York
   Merrill Lynch Mid Cap Growth Fund, Inc.
   Mercury Lynch Mid Cap Growth Fund, Inc.

Master Premier Growth Trust                                   The Bank of New York
   Merrill Lynch Premier Growth Fund, Inc.
   Mercury Premier Growth Fund, Inc.

Master Senior Floating Rate Trust                             The Bank of New York
   Merrill Lynch Senior Floating Rate Fund II, Inc.
   Mercury Senior Floating Rate Fund, Inc.

Master Small Cap Value Trust                                  The Bank of New York

   Merrill Lynch Small Cap Value Fund, Inc.
   Mercury Small Cap Value Fund, Inc.

                                   SCHEDULE I

Fund                                                          Custodian

Master US High Yield Trust                                    State Street Bank & Trust Company
   Merrill Lynch U.S. High Yield Fund, Inc.
   Mercury U.S. High Yield Fund, Inc.

Merrill Lynch Balanced Capital Fund, Inc.                     The Bank of New York

Merrill Lynch Bond Fund, Inc.                                 State Street Bank & Trust Company
   Core Bond Portfolio
   High Income Portfolio
   Intermediate Term Portfolio

Merrill Lynch Developing Capital Markets Fund, Inc.           Brown Brothers Harriman & Co.
Merrill Lynch Disciplined Equity Fund, Inc.                   Chase Manhattan Bank
Merrill Lynch Dragon Fund, Inc.                               Brown Brothers Harriman & Co.
Merrill Lynch Emerging Markets Debt Fund, Inc.                Brown Brothers Harriman & Co.
Merrill Lynch Equity Income Fund                              State Street Bank & Trust Company
Merrill Lynch EuroFund, Inc.                                  Brown Brothers Harriman & Co.
Merrill Lynch Focus Value Fund, Inc.                          Chase Manhattan Bank
Merrill Lynch Fundamental Growth Fund, Inc.                   Chase Manhattan Bank
Merrill Lynch Global Allocation Fund, Inc.                    Brown Brothers Harriman & Co.
Merrill Lynch Global Bond Fund for Investment & Retirement    State Street Bank & Trust Company
Merrill Lynch Global Growth Fund, Inc.                        State Street Bank & Trust Company
Merrill Lynch Global SmallCap Fund, Inc.                      Brown Brothers Harriman & Co.
Merrill Lynch Global Technology Fund, Inc.                    Brown Brothers Harriman & Co.
Merrill Lynch Global Value Fund, Inc.                         Brown Brothers Harriman & Co.
Merrill Lynch Growth Fund                                     State Street Bank & Trust Company
Merrill Lynch Healthcare Fund, Inc.                           Chase Manhattan Bank
Merrill Lynch High Income Municipal Bond Fund, Inc.           The Bank of New York
Merrill Lynch International Equity Fund                       Brown Brothers Harriman & Co.
Merrill Lynch Latin America Fund, Inc.                        Brown Brothers Harriman & Co.

Merrill Lynch Municipal Bond Fund, Inc.                       The Bank of New York
   National Portfolio
   Insured Portfolio
   Limited Maturity Portfolio

Merrill Lynch Natural Resources Trust                         The Bank of New York
Merrill Lynch Pacific Fund, Inc.                              Brown Brothers Harriman & Co.
Merrill Lynch Ready Assets Trust                              The Bank of New York

Merrill Lynch Retirement Series Trust                         The Bank of New York
   Merrill Lynch Retirement Reserves Money Fund

                                   SCHEDULE I

Fund                                                          Custodian

Merrill Lynch Senior Floating Rate Fund, Inc.                 The Bank of New York

Merrill Lynch Series Fund, Inc.                               The Bank of New York
   Merrill Lynch Balanced Capital Strategy Portfolio
   Merrill Lynch Capital Stock Portfolio
   Merrill Lynch Core Bond Strategy Portfolio
   Merrill Lynch Fundamental Growth Stock Portfolio
   Merrill Lynch Global Allocation Strategy Portfolio
   Merrill Lynch High Yield Portfolio
   Merrill Lynch Intermediate Government Bond Portfolio
   Merrill Lynch Money Reserve Portfolio
   Merrill Lynch Natural Resources Portfolio

Merrill Lynch Short-Term Global Income Fund, Inc.             Chase Manhattan Bank
Merrill Lynch Short-Term U.S. Government Fund, Inc.           The Bank of New York
Merrill Lynch U.S. Government Mortgage Fund                   The Bank of New York
Merrill Lynch Utilities & Telecommunications Fund, Inc.       Chase Manhattan Bank

Merrill Lynch Variable Series Funds, Inc.                     The Bank of New York
   Merrill Lynch American Balanced Fund
   Merrill Lynch Basic Value Focus Fund
   Merrill Lynch Core Bond Focus Fund
   Merrill Lynch Developing Capital Markets Focus Fund
   Merrill Lynch Domestic Money Market Fund
   Merrill Lynch Focus Twenty Select Fund
   Merrill Lynch Fundamental Growth Focus Fund
   Merrill Lynch Global Bond Focus Fund
   Merrill Lynch Global Growth Focus Fund
   Merrill Lynch Global Allocation Focus Fund
   Merrill Lynch Government Bond Fund
   Merrill Lynch High Current Income Fund
   Merrill Lynch Index 500 Portfolio
   Merrill Lynch International Equity Focus Fund
   Merrill Lynch Large Cap Core Focus Fund
   Merrill Lynch Large Cap Value Focus Fund
   Merrill Lynch Natural Resources Focus Fund
   Merrill Lynch Reserve Assets Fund
   Merrill Lynch Small Cap Value Focus Fund
   Merrill Lynch Utilities & Telecommunications Focus Fund

Merrill Lynch World Income Fund, Inc.                         State Street Bank & Trust Company

                                   SCHEDULE I

Fund                                                            Custodian

Quantitative Master Series Trust                                Chase Manhattan Bank
   Master Aggregate Bond Index Series                           (ML Trust Company)
   Master Enhanced S&P 500 Series                               (ML Trust Company)
   Master Enhanced International Series
   Master Extended Market Index Series
   Master International (Capitalization Weighted) Index Series
   Master International (GDP Weighted) Index Series
   Master S&P 500 Index Series
   Master Small Cap Index Series
   Master Mid Cap Index Series

Merrill Lynch Index Funds, Inc.                                 Chase Manhattan Bank
   Merrill Lynch Aggregate Bond Index Fund
   Merrill Lynch Extended Market Index Fund
   Merrill Lynch International (GDP Weighted) Index Fund
   Merrill Lynch Mid Cap Index Fund
   Merrill Lynch S&P 500 Index Fund
   Merrill Lynch Small Cap Index Fund

Mercury Index Funds, Inc.                                       Chase Manhattan Bank
   Mercury Aggregate Bond Index
   Mercury International (Capitalization Weighted) Index
   Mercury Mid Cap Index Fund
   Mercury S&P 500 Index Fund
   Mercury Small Cap Index Fund

Senior High Income Portfolio, Inc.                              The Bank of New York

The Asset Program, Inc.                                         The Bank of New York
   Mercury Growth Opportunity Fund
   Mercury US Government Securities Portfolio
   Merrill Lynch Mid Cap Value Fund

The Corporate Fund Accumulation Program                         The Bank of New York
The S&P 500(C)Protected Equity Fund, Inc.                       Chase Manhattan Bank

                                   SCHEDULE 2

                               Approved Borrowers

1)       Banc of America Securities LLC
2)       Barclays Capital Inc.
3)       Bear, Stearns Securities Corp.
4)       Credit Suisse First Boston Inc.
5)       Goldman Sachs & Co.
6)       Goldman Sachs International
7)       Lehman Brothers Inc.
8)       Merrill Lynch Pierce Fenner & Smith Inc.
9)       Merrill Lynch Government Securities
10       Merrill Lynch International
11       Morgan Stanley Inc.
12       Morgan Stanley & Co. International Ltd.
13       MS Securities Services Inc.
14       Nomura Securities International Inc.
15       UBS Warburg, LLC

                                   SCHEDULE 3

                        FORM OF SECURITIES LOAN AGREEMENT

Master Securities

Loan Agreement

         Dated as of
         -------------------------------------------

         Between:
         -------------------------------------------

         and
         -------------------------------------------

This Agreement sets forth the terms and conditions under which one party ("Lender") may, from time to time, lend to the other party ("Borrower") certain securities against a pledge of collateral. Capitalized terms not otherwise defined herein shall have the meanings provided in Section 26.

The parties hereto agree as follows:

         1.       Loans of Securities.

         1.1 Subject to the terms and conditions of this Agreement, Borrower or Lender may, from time to time, orally seek to initiate a transaction in which Lender will lend securities to Borrower. Borrower and Lender shall agree orally on the terms of each Loan, including the issuer of the securities, the amount of securities to be lent, the basis of compensation, and the amount of Collateral to be transferred by Borrower, which terms may be amended during the Loan.

         1.2 Notwithstanding any other provision in this Agreement regarding when a Loan com-mences, a Loan hereunder shall not occur until the Loaned Securities and the Collateral therefor have been transferred in accordance with Section 16.

         1.3 WITHOUT WAIVING ANY RIGHTS GIVEN TO LENDER HEREUNDER, IT IS UNDERSTOOD AND AGREED THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANED SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER'S OBLIGATIONS IN THE EVENT BORROWER FAILS TO RETURN THE LOANED SECURITIES.

         2.       Transfer of Loaned Securities.

         2.1 Unless otherwise agreed, Lender shall transfer Loaned Securities to Borrower hereunder on or before the Cutoff Time on the date agreed to by Borrower and Lender for the commencement of the Loan.

         2.2 Unless otherwise agreed, Borrower shall provide Lender, in each Loan in which Lender is a Customer, with a schedule and receipt listing the Loaned Securities. Such schedule and receipt may consist of (a) a schedule provided to Borrower by Lender and executed and returned by Borrower when the Loaned Securities are received, (b) in the case of securities transferred through a Clearing Organization which provides transferors with a notice evidencing such transfer, such notice, or (c) a confirmation or other document provided to Lender by Borrower.

         3.       Collateral.

         3.1 Unless otherwise agreed, Borrower shall, prior to or concurrently with the transfer of the Loaned Securities to Borrower, but in no case later than the close of business on the day of such transfer, transfer to Lender Collateral with a market value at least equal to a percentage of the market value of the Loaned Securities agreed to by Borrower and Lender (which shall be not less than 100% of the market value of the Loaned Securities) (the "Margin Percentage").

         3.2 The Collateral transferred by Borrower to Lender, as adjusted pursuant to Section 8, shall be security for Borrower's obligations in respect of such Loan and for any other obligations of Borrower to Lender. Borrower hereby pledges with, assigns to, and grants Lender a continuing first security interest in, and a lien upon, the Collateral, which shall attach upon the transfer of the Loaned Securities by Lender to Borrower and which shall cease upon the transfer of the Loaned Securities by Borrower to Lender. In addition to the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a secured party under the New York Uniform Commercial Code. It is understood that Lender may use or invest the Collateral, if such consists of cash, at its own risk, but that (unless Lender is a Broker-Dealer) Lender shall, during the term of any Loan hereunder, segregate Collateral from all securities or other assets in its possession. Lender may pledge, repledge, hypothecate, rehypothecate, lend, relend, sell or otherwise transfer the Collateral, or re-register Collateral evidenced by physical certificates in any name other than Borrower's, only (a) if Lender is Broker-Dealer or (b) in the event of a Default by Borrower. Segregation of Collateral may be accomplished by appropriate identification on the books and records of Lender if it is a "financial intermediary" or a "clearing corporation" within the meaning of the New York Uniform Commercial Code.

         3.3 Except as otherwise provided herein, upon transfer to Lender of the Loaned Securities on the day a Loan is terminated pursuant to Section 5, Lender shall be obligated to transfer the Collateral (as adjusted pursuant to Section 8) to Borrower no later than the Cutoff Time on such day or, if such day is not a day on which a transfer of such Collateral may be effected under Section 16, the next day on which such a transfer may be effected.

         3.4      If Borrower transfers Collateral to Lender, as provided in
                  Section 3.1, and Lender does not transfer the Loaned Securities to Borrower, Borrower shall have the absolute right to the return of the Collateral; and if Lender transfers Loaned Securities to Borrower and Borrower does not transfer Collateral to Lender as provided in Section 3.1, Lender shall have the absolute right to the return of the Loaned Securities.

         3.5 Borrower may, upon reasonable notice to Lender (taking into account all relevant factors, including industry practice, the type of Collateral to be substituted and the applicable method of transfer), substitute Collateral for Collateral securing any Loan or Loans; provided, however, that such substituted Collateral shall (a) consist only of cash, securities or other property that Borrower and Lender agreed would be acceptable Collateral prior to the Loan or Loans and (b) have a market value such that the aggregate market value of such substituted Collateral, together with all other Collateral for Loans in which the party substituting such Collateral is acting as Borrower, shall equal or exceed the agreed upon Margin Percentage of the market value of the Loaned Securities. Prior to the expiration of any letter of credit supporting Borrower's obligations hereunder, Borrower shall, no later than the Cutoff Time on the date such letter of credit expires, obtain an extension of the expiration of such letter of credit or replace such letter of credit by providing Lender with a substitute letter of credit in an amount at least equal to the amount of the letter of credit for which it is substituted.

         3.6 Lender acknowledges that, in connection with Loans of Government Securities and as otherwise permitted by applicable law, some securities provided by Borrower as Collateral under this Agreement may not be guaranteed by the United States.

         4.       Fees for Loan.

         4.1 Unless otherwise agreed, (a) Borrower agrees to pay Lender a loan fee (a "Loan Fee"), computed daily on each Loan to the extent such Loan is secured by Collateral other than cash, based on the aggregate par value (in the case of Loans of Government Securities) or the aggregate market value (in the case of all other Loans) of the Loaned Securities on the day for which such Loan Fee is being computed, and (b) Lender agrees to pay Borrower a fee or rebate (a "Cash Collateral Fee") on Collateral consisting of cash, computed daily based on the amount of cash held by Lender as Collateral, in the case of each of the Loan Fee and the Cash Collateral Fee at such rates as Borrower and Lender may agree. Except as Borrower and Lender may otherwise agree (in the event that cash Collateral is transferred by clearing house funds or otherwise), Loan Fees shall accrue from and including the date on which the Loaned Securities are transferred to Borrower to, but excluding, the date on which such Loaned Securities are returned to Lender, and Cash Collateral Fees shall accrue from and including the date on which the cash Collateral is transferred to Lender to, but excluding, the date on which such cash Collateral is returned to Borrower.

         4.2 Unless otherwise agreed, any Loan Fee or Cash Collateral Fee payable hereunder shall be payable:

                  4.2.1 in the case of any Loan of securities other than Government Securities, upon the earlier of (i) the fifteenth day of the month following the calendar month in which such fee was incurred or (ii) the termination of all Loans hereunder (or, if a transfer of cash in accordance with Section 16 may not be effected on such fifteenth day or the day of such termination, as the case may be, the next day on which such a transfer may be effected); and

                  4.2.2 in the case of any Loan of Government Securities, upon the termination of such Loan.

Notwithstanding the foregoing, all Loan Fees shall be payable by Borrower immediately in the event of a Default hereunder by Borrower and all Cash Collateral Fees shall be payable immediately by Lender in the event of a Default by Lender.

         5.       Termination of the Loan.

Unless otherwise agreed, (a) Borrower may terminate a Loan on any Business Day by giving notice to Lender and transferring the Loaned Securities to Lender before the Cutoff Time on such Business Day, and (b) Lender may terminate a Loan on a termination date established by notice given to Borrower prior to the close of business on a Business Day. The termination date established by a termination notice given by Lender to Borrower shall be a date no earlier than the standard settlement date for trades of the Loaned Securities entered into on the date of such notice, which date shall, unless Borrower and Lender agree to the contrary, be (i) in the case of Government Securities, the next Business Day following such notice and (ii) in the case of all other securities, the third Business Day following such notice. Unless otherwise agreed, Borrower shall, on or before the Cutoff Time on the termination date of a Loan, transfer the Loaned Securities to Lender; provided, however, that upon such transfer by Borrower, Lender shall transfer the Collateral (as adjusted pursuant to Section 8) to Borrower in accordance with Section 3.3.

         6.       Rights of Borrower in Respect of the Loaned Securities.

Except as set forth in Sections 7.1 and 7.2 and as otherwise agreed by Borrower and Lender, until Loaned Securities are required to be redelivered to Lender upon termination of a Loan hereunder, Borrower shall have all of the incidents of ownership of the Loaned Securities, including the right to transfer the Loaned Securities to others. Lender hereby waives the right to vote, or to provide any consent or to take any similar action with respect to, the Loaned Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of the Loan.

         7.       Dividends, Distributions, Etc.

         7.1 Lender shall be entitled to receive all distributions made on or in respect of the Loaned Securities which are not otherwise received by Lender, to the full extent it would be so entitled if the Loaned Securities had not been lent to Borrower, including, but not limited to: (a) cash and all other property, (b) stock dividends, (c) securities received as a result of split ups of the Loaned Securities and distributions in respect thereof, (d) interest payments, and (e) all rights to purchase additional securities.

         7.2 Any cash distributions made on or in respect of the Loaned Securities, which Lender is entitled to receive pursuant to
                  Section 7.1, shall be paid by the transfer of cash to Lender by Borrower, on the date any such distribution is paid, in an amount equal to such cash distribution, so long as Lender is not in Default at the time of such payment. Non-cash distributions received by Borrower shall be added to the Loaned Securities on the date of distribution and shall be considered such for all purposes, except that if the Loan has terminated, Borrower shall forthwith transfer the same to Lender.

         7.3 Borrower shall be entitled to receive all cash distributions made on or in respect of non-cash Collateral which are not otherwise received by Borrower, to the full extent it would be so entitled if the Collateral had not been transferred to Lender. Any distributions of cash made on or in respect of such Collateral which Borrower is entitled to receive here-under shall be paid by the transfer of cash to Borrower by Lender, on the date any such distribution is paid, in an amount equal to such cash distribution, so long as Borrower is not in Default at the time of such payment.

         7.4 Unless otherwise agreed, if (i) Borrower is required to make a payment (a "Borrower Payment") with respect to cash distributions on Loaned Securities under Sections 7.1 and 7.2 ("Securities Distributions"), or (ii) Lender is required to make a payment (a "Lender Payment") with respect to cash distributions on Collateral under Section 7.3 ("Collateral Distributions"), and (iii) Borrower or Lender, as the case may be ("Payor"), shall be required by law to collect any withholding or other tax, duty, fee, levy or charge required to be deducted or withheld from such Borrower Payment or Lender Payment ("Tax"), then Payor shall (subject to subsections (b) and (c) below), pay such additional amounts as may be necessary in order that the net amount of the Borrower Payment or Lender Payment received by the Lender or Borrower, as the case may be ("Payee"), after payment of such Tax equals the net amount of the Securities Distribution or Collateral Distribution that would have been received if such Securities Distribution or Collateral Distribution had been paid directly to the Payee.

                  7.4.1 No additional amounts shall be payable to a Payee under subsection (a) above to the extent that Tax would have been imposed on a Securities Distribution or Collateral Distribution paid directly to the Payee.

                  7.4.2 No additional amounts shall be payable to a Payee under subsection (a) above to the extent that such Payee is entitled to an exemption from, or reduction in the rate of, Tax on a Borrower Payment or Lender Payment subject to the provision of a certificate or other documentation, but has failed timely to provide such certificate or other documentation.

                  7.4.3 Each party hereto shall be deemed to represent that, as of the commencement of any Loan hereunder, no Tax would be imposed on any cash distribution paid to it with respect to (i) Loaned Securities subject to a Loan in which it is acting as Lender or (ii) Collateral for any Loan in which it is acting as Borrower, unless such party has given notice to the contrary to the other party hereto (which notice shall specify the rate at which such Tax would be imposed). Each party agrees to notify the other of any change that occurs during the term of a Loan in the rate of any Tax that would be imposed on any such cash distributions payable to it.

         7.5 To the extent that, under the provisions of Sections 7.1 through 7.4 (a) a transfer of cash or other property by Borrower would give rise to a Margin Excess (as defined in Section 8.3 below) or (b) a transfer of cash or other property by Lender would give rise to a Margin Deficit (as defined in Section 8.2 below), Borrower or Lender (as the case may be) shall not be obligated to make such transfer of cash or other property in accordance with such Sections, but shall in lieu of such transfer immediately credit the amounts that would have been transferable under such Sections to the account of Lender or Borrower (as the case may be).

         8.       Mark to Market.

         8.1 Borrower shall daily mark to market any Loan hereunder and in the event that at the close of trading on any Business Day the market value of the Collateral for any Loan to Borrower shall be less than 100% of the market value of all the outstanding Loaned Securities subject to such Loan, Borrower shall transfer additional Collateral no later than the close of the next Business Day so that the market value of such additional Collateral, when added to the market value of the other Collateral for such Loan, shall equal 100% of the market value of the Loaned Securities.

         8.2 In addition to any rights of Lender under Section 8.1, in the event that at the close of trading on any Business Day the aggregate market value of all Collateral for Loans by Lender shall be less than the Margin Percentage of the market value of all the outstanding Loaned Securities subject to such Loans (a "Margin Deficit"), Lender may, by notice to Borrower, demand that Borrower transfer to Lender additional Collateral so that the market value of such additional Collateral, when added to the market value of all other Collateral for such Loans, shall equal or exceed the agreed upon Margin Percentage of the market value of the Loaned Securities. Unless otherwise agreed, such transfer is to be made no later than the close of the next Business Day following the day of Lender's notice to Borrower.

         8.3 In the event that at the close of trading on any Business Day the market value of all Collateral for Loans to Borrower shall be greater than the Margin Percentage of the market value of all the outstanding Loaned Securities subject to such Loans (a "Margin Excess"), Borrower may, by notice to Lender, demand that Lender transfer to Borrower such amount of the Collateral selected by Borrower so that the market value of the Collateral for such Loans, after deduction of such amounts, shall thereupon not exceed the Margin Percentage of the market value of the Loaned Securities. Unless otherwise agreed, such transfer is to be made no later than the close of the next Business Day following the day of Borrower's notice to Lender.

         8.4 Borrower and Lender may agree, with respect to one or more Loans hereunder, to mark the values to market pursuant to Sections 8.2 and 8.3 by separately valuing the Loaned Securities lent and the Collateral given in respect thereof on a Loan-by-Loan basis.

         8.5 Borrower and Lender may agree, with respect to any or all Loans hereunder, that the respective rights of Lender and Borrower under Sections 8.2 and 8.3 may be exercised only where a Margin Excess or Margin Deficit exceeds a specified dollar amount or a specified percentage of the market value of the Loaned Securities under such Loans (which amount or percentage shall be agreed to by Borrower and Lender prior to entering into any such Loans).

         9.       Representations.

Each party to this Agreement hereby makes the following representations and warranties, which shall continue during the term of any Loan hereunder:

         9.1 Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms.

         9.2 Each party hereto represents and warrants that the execution, delivery and performance by it of this Agreement and each Loan hereunder will at all times comply with all applicable laws and regulations including those of applicable regulatory and self-regulatory organizations.

         9.3 Each party hereto represents and warrants that it has not relied on the other for any tax or accounting advice concerning this Agreement and that it has made its own determination as to the tax and accounting treatment of any Loan and any dividends, remuneration or other funds received hereunder.

         9.4 Borrower represents and warrants that it is acting for its own account. Lender represents and warrants that it is acting for its own account unless it expressly specifies otherwise in writing and complies with Section 10.3(b).

         9.5 Borrower represents and warrants that (a) it has, or will have at the time of transfer of any Collateral, the right to grant a first security interest therein subject to the terms and conditions hereof, and (b) it (or the person to whom it relends the Loaned Securities) is borrowing or will borrow the Loaned Securities (except for Loaned Securities that qualify as "exempted securities" under Regulation T of the

                  Board of Governors of the Federal Reserve System) for the purpose of making delivery of such securities in the case of short sales, failure to receive securities required to be delivered, or as otherwise permitted pursuant to Regulation T as in effect from time to time.

         9.6 Lender represents and warrants that it has, or will have at the time of transfer of any Loaned Securities, the right to transfer the Loaned Securities subject to the terms and conditions hereof.

         10.      Covenants.

         10.1 Each party hereto agrees and acknowledges that (a) each Loan hereunder is a "securities contract," as such term is defined in Section 741(7) of Title 11 of the United States Code (the "Bankruptcy Code"), (b) each and every transfer of funds, securities and other property under this Agreement and each Loan hereunder is a "settlement payment" or a "margin payment," as such terms are used in Sections 362(b)(6) and 546(e) of the Bankruptcy Code, and (c) the rights given to Borrower and Lender hereunder upon a Default by the other constitute the right to cause the liquidation of a securities contract and the right to set off mutual debts and claims in connection with a securities contract, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code. Each party hereto further agrees and acknowledges that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Loan hereunder is a "securities contract" and "qualified financial contract," as such terms are defined in the FDIA and any rules, orders or policy statements thereunder.

         10.2 Borrower agrees to be liable as principal with respect to its obligations hereunder.

         10.3 Lender agrees either (a) to be liable as principal with respect to its obligations hereunder or (b) to execute and comply fully with the provisions of Annex I (the terms and conditions of which Annex are incorporated herein and made a part hereof).

         10.4 Promptly upon (and in any event within seven (7) Business Days after) demand by Lender, Borrower shall furnish Lender with Borrower's most recent publicly-available financial statements and any other financial statements mutually agreed upon by Borrower and Lender. Unless otherwise agreed, if Borrower is subject to the requirements of Rule 17a-5(c) under the Exchange Act, it may satisfy the requirements of this Section by furnishing Lender with its most recent statement required to be furnished to customers pursuant to such Rule.

         10.5 Except to the extent required by applicable law or regulation or as otherwise agreed, Borrower and Lender agree that Loans hereunder shall in no event be "exchange contracts" for purposes of the rules of any securities exchange and that Loans hereunder shall not be governed by the buy-in or similar rules of any such exchange, registered national securities or other self-regulatory organization.

         11.      Events of Default.

All Loans hereunder may, at the option of the non-defaulting party exercised by notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an event specified in subsection (e) below), be terminated immediately upon the occurrence of any one or more of the following events (individ-ually, a "Default"):

         11.1 if any Loaned Securities shall not be transferred to Lender upon termination of the Loan as required by Section 5;

         11.2 if any Collateral shall not be transferred to Borrower upon termination of the Loan as required by Sections 3.3 and 5;

         11.3 if either party shall fail to transfer Collateral as required by Section 8;

         11.4 if either party (i) shall fail to transfer to the other party amounts in respect of distribu-tions required to be transferred by Section 7, (ii) shall have received notice of such failure from the non-defaulting party, and (iii) shall not have cured such default by the Cutoff Time on the next day after such notice on which a transfer of cash may be effected in accordance with Section 16;

         11.5 if (i) either party shall commence as debtor any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or seek the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, (ii) any such case or proceeding shall be commenced against either party, or another shall seek such an appointment, or any application shall be filed against either party for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) either party shall make a general assignment for the benefit of creditors, or (iv) either party shall admit in writing its inability to pay its debts as they become due;

         11.6 if either party shall have been suspended or expelled from membership or participation in any national securities exchange or registered national securities association of which it is a member or other self-regulatory organization to whose rules it is subject or if it is suspended from dealing in securities by any federal or state government agency thereof.

         11.7 if either party shall have its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof;

         11.8 if any representation made by either party in respect of this Agreement or any Loan or Loans hereunder shall be incorrect or untrue in any material respect during the term of any Loan hereunder;

         11.9 if either party notifies the other, orally or in writing, of its inability to or its intention not to perform its obligations hereunder or otherwise disaffirms, rejects or repudiates any of its obligations hereunder; or

         11.10 if either party (i) shall fail to perform any material obligation under this Agreement not specifically set forth in clauses (a) through (i) above, including but not limited to the payment of fees as required by Section 4, and the payment of transfer taxes as required by Section 14, (ii) shall have received notice of such failure from the non-defaulting party and (iii) shall not have cured such failure by the Cutoff Time on the next day after such notice on which a transfer of cash may be effected under Section 16.

         12.      Lender's Remedies.

Upon the occurrence of a Default under Section 11 entitling Lender to terminate all Loans hereunder, Lender shall have the right (without further notice to Borrower), in addition to any other remedies provided herein or under applicable law, (a) to purchase a like amount of Loaned Securities ("Replacement Securities") in the principal market for such securities in a commercially reasonable manner, (b) to sell any Collateral in the principal market for such Collateral in a commercially reasonable manner and (c) to apply and set off the Collateral and any proceeds thereof (including any amounts drawn under a letter of credit supporting any Loan) against the payment of the purchase price for such Replacement Securities and any amounts due to Lender under Sections 4, 7, 14 and 17. In the event Lender shall exercise such rights, Borrower's obligation to return a like amount of the Loaned Securities shall terminate. Lender may similarly apply the Collateral and any proceeds thereof to any other obligation of Borrower under this Agreement, including Borrower's obligations with respect to distributions paid to Borrower (and not forwarded to Lender) in respect of Loaned Securities. In the event that (i) the purchase price of Replacement Securities (plus all other amounts, if any, due to Lender hereunder) exceeds
(ii) the amount of the Collateral, Borrower shall be liable to Lender for the amount of such excess together with interest thereon at a rate equal to (A) in the case of purchases of Foreign Securities, LIBOR, (B) in the case of purchases of any other securities (or other amounts, if any, due to Lender hereunder), the Federal Funds Rate or (C) such other rate as may be specified in Schedule B, in each case as such rate fluctuates from day to day, from the date of such purchase until the date of payment of such excess. As security for Borrower's obligation to pay such excess, Lender shall have, and Borrower hereby grants, a security interest in any property of Borrower then held by or for Lender and a right of setoff with respect to such property and any other amount payable by Lender to Borrower. The purchase price of Replacement Securities purchased under this Section 12 shall include, and the proceeds of any sale of Collateral shall be determined after deduction of, broker's fees and commissions and all other reasonable costs, fees and expenses related to such purchase or sale (as the case may be). In the event Lender exercises its rights under this Section 12, Lender may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Securities or selling all or a portion of the Collateral, to be deemed to have made, respectively, such purchase of

Replacement Securities or sale of Collateral for an amount equal to the price therefor on the date of such exercise obtained from a generally recognized source or the most recent closing bid quotation from such a source. Subject to
Section 19, upon the satisfaction of all obligations hereunder, any remaining Collateral shall be returned to Borrower.

         13.      Borrower's Remedies.

Upon the occurrence of a Default under Section 11 entitling Borrower to terminate all Loans hereunder, Borrower shall have the right (without further notice to Lender), in addition to any other remedies provided herein or under applicable law, (a) to purchase a like amount of Collateral ("Replacement Collateral") in the principal market for such Collateral in a commer-cially reasonable manner, (b) to sell a like amount of the Loaned Securities in the principal market for such securities in a commercially reasonable manner and (c) to apply and set off the Loaned Securities and any proceeds thereof against (i) the payment of the purchase price for such Replacement Collateral, (ii) Lender's obligation to return any cash or other Collateral and (iii) any amounts due to Borrower under Sections 4, 7 and 17. In such event, Borrower may treat the Loaned Securities as its own and Lender's obligation to return a like amount of the Collateral shall terminate; provided, however, that Lender shall immediately return any letters of credit supporting any Loan upon the exercise or deemed exercise by Borrower of its termination rights under Section 11. Borrower may similarly apply the Loaned Securities and any proceeds thereof to any other obligation of Lender under this Agreement, including Lender's obligations with respect to distributions paid to Lender (and not forwarded to Borrower) in respect of Collateral. In the event that (i) the sales price received from such Loaned Securities is less than (ii) the purchase price of Replacement Collateral (plus the amount of any cash or other Collateral not replaced by Borrower and all other amounts, if any, due to Borrower hereunder), Lender shall be liable to Borrower for the amount of any such deficiency, together with interest on such amounts at a rate equal to (A) in the case of Collateral consisting of Foreign Securities, LIBOR, (B) in the case of Collateral consisting of any other securities (or other amounts due, if any, to Borrower hereunder), the Federal Funds Rate or (C) such other rate as may be specified in Schedule B, in each case as such rate fluctuates from day to day, from the date of such sale until the date of payment of such deficiency. As security for Lender's obligation to pay such deficiency, Borrower shall have, and Lender hereby grants, a security interest in any property of Lender then held by or for Borrower and a right of setoff with respect to such property and any other amount payable by Borrower to Lender. The purchase price of any Replacement Collateral purchased under this
Section 13 shall include, and the proceeds of any sale of Loaned Securities shall be determined after deduction of, broker's fees and commissions and all other reasonable costs, fees and expenses related to such purchase or sale (as the case may be). In the event Borrower exercises its rights under this Section 13, Borrower may elect in its sole discretion, in lieu of purchasing all or a portion of the Replacement Collateral or selling all or a portion of the Loaned Securities, to be deemed to have made, respectively, such purchase of Replacement Collateral or sale of Loaned Securities for an amount equal to the price therefor on the date of such exercise obtained from a generally recognized source or the most recent closing bid quotation from such a source. Subject to
Section 19, upon the satisfaction of all Lender's obligations hereunder, any remaining Loaned Securities (or remaining cash proceeds thereof ) shall be returned to Lender. Without limiting the foregoing, the parties hereto agree that they intend the Loans hereunder to be loans of securities. If, however, any Loan is deemed to be a loan of money by Borrower to Lender, then Borrower shall have, and Lender shall be deemed to have granted, a security interest in the Loaned Securities and the proceeds thereof.

         14.      Transfer Taxes.

All transfer taxes with respect to the transfer of the Loaned Securities by Lender to Borrower and by Borrower to Lender upon termination of the Loan shall be paid by Borrower.

         15.      Market Value.

         15.1 Unless otherwise agreed, if the principal market for the securities to be valued is a national securities exchange in the United States, their market value shall be determined by their last sale price on such exchange on the preceding Business Day or, if there was no sale on that day, by the last sale price on the next preceding Business Day on which there was a sale on such exchange, all as quoted on the Consolidated Tape or, if not quoted on the Consolidated Tape, then as quoted by such exchange.

         15.2 Except as provided in Section 15.3 or 15.4 or as otherwise agreed, if the principal market for the securities to be valued is the over-the-counter market, their market value shall be determined as follows. If the securities are quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), their market value shall be the closing sale price on NASDAQ on the preceding Business Day or, if the securities are issues for which last sale prices are not quoted on NASDAQ, the closing bid price on such day. If the securities to be valued are not quoted on NASDAQ, their market value shall be the highest bid quotation as quoted in any of The Wall Street Journal, the National Quotation Bureau pink sheets, the Salomon Brothers quotation sheets, quotations sheets of registered market makers and, if necessary, dealers' telephone quotations on the preceding Business Day. In each case, if the relevant quotation did not exist on such day, then the relevant quotation on the next preceding Business Day in which there was such a quotation shall be the market value.

         15.3 Unless otherwise agreed, if the securities to be valued are Government Securities, their market value shall be the average of the bid and ask prices as quoted on Prophesy at 3:30 P.M. New York time on the Business Day preceding the date on which such determination is made. If the securities are not so quoted on such day, their market value shall be determined as of the next preceding Business Day on which they were so quoted. If the securities to be valued are Government Securities that are not quoted on Prophesy, their market value shall be determined as of the close of business on the preceding Business Day in accordance with market practice for such securities.

         15.4 Unless otherwise agreed, if the securities to be valued are Foreign Securities, their market value shall be determined as of the close of business on the preceding Business Day in accordance with market practice in the principal market for such securities.

         15.5 Unless otherwise agreed, the market value of a letter of credit shall be the undrawn amount thereof.

         15.6     All determinations of market value under Sections 15.1, 15.2,
                  15.3 and 15.4 shall include, where applicable, accrued interest to the extent not already included therein (other than any interest transferred to the other party pursuant to
                  Section 7), unless market practice with respect to the valuation of such securities in connection with securities loans is to the contrary. All determinations of market value that are required to be made at the close of trading on any Business Day pursuant to Section 8 or otherwise hereunder shall be made as if being determined at the commencement of trading on the next Business Day. The determinations of market value provided for in this Section 15 shall apply for all purposes under this Agreement, except for purposes of Sections 12 and 13.

         16.      Transfers.

         16.1 All transfers of securities hereunder shall be by (a) physical delivery of certificates representing such securities together with duly executed stock and bond transfer powers, as the case may be, with signatures guaranteed by a bank or a member firm of the New York Stock Exchange, Inc., (b) transfer on the books of a Clearing Organization, or (c) such other means as Borrower and Lender may agree. In every transfer of securities hereunder, the transferor shall take all steps necessary (i) to effect a "transfer" under Section 8-313 of the New York Uniform Commercial Code or, where applicable, under any U.S. federal regulation governing transfers of securities and (ii) to provide the transferee with comparable rights under any applicable foreign law or regulation.

         16.2 All transfers of cash Collateral hereunder shall be by (a) wire transfer in immediately available, freely transferable funds or (b) such other means as Borrower and Lender may agree. All other transfers of cash hereunder shall be made in accordance with the preceding sentence or by delivery of a certified or official bank check representing next-day New York Clearing House Funds.

         16.3 All transfers of a letter of credit from Borrower to Lender shall be made by physical delivery to Lender of an irrevocable letter of credit issued by a "bank" as defined in Section 3(a)(6)(A)-(C) of the Exchange Act. Transfer of a letter of credit from Lender to Borrower shall be made by causing such letter of credit to be returned or by causing the amount of such letter of credit to be reduced to the amount required after such transfer.

         16.4 A transfer of securities, cash or letters of credit may be effected under this Section 16 on any day except (a) a day on which the transferee is closed for business at its address set forth in Schedule A hereto or (b) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer.

         17.      Contractual Currency.

         17.1 Borrower and Lender agree that: (a) any payment in respect of a distribution under Section 7 shall be made in the currency in which the underlying distribution of cash was made; (b) any return of cash shall be made in the currency in which the underlying transfer of cash was made and (c) any other payment of cash in connection with a Loan under this Agreement shall be in the currency agreed upon by Borrower and Lender in connection with such Loan (the currency established under clause (a), (b) or (c) hereinafter referred to as the "Contractual Currency"). Notwithstanding the foregoing, the payee of any such payment may, at its option, accept tender thereof in any other currency; provided, however, that, to the extent permitted by applicable law, the obligation of the payor to make such payment will be discharged only to the extent of the amount of Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) on the banking day next succeeding its receipt of such currency.

         17.2 If for any reason the amount in the Contractual Currency received under Section 17.1, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due in respect of this Agreement, the party required to make the payment will (unless a Default has occurred and such party is the non-defaulting party) as a separate and independent obligation and to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

         17.3 If for any reason the amount in the Contractual Currency received under Section 17.1 exceeds the amount in the Contractual Currency due in respect of this Agreement, then the party receiving the payment will (unless a Default has occurred and such party is the non-defaulting party) refund promptly the amount of such excess.

         18.      ERISA.

Lender shall, if any of the securities transferred to the Borrower hereunder for any Loan have been or shall be obtained, directly or indirectly, from or using the assets of any Plan, so notify Borrower in writing upon the execution of the Agreement or upon initiation of such Loan under Section 1.1. If Lender so notifies Borrower, then Borrower and Lender shall conduct the Loan in accordance with the terms and conditions of Department of Labor Prohibited Transaction Exemption 81-6 (46 Fed. Reg. 7527, Jan. 23, 1981; as amended, 52 Fed. Reg. 18754, May 19, 1987), or any successor thereto (unless Borrower and Lender have agreed prior to entering into a Loan that such Loan will be conducted in reliance on another exemption, or without relying on any exemption, from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended). Without limiting the foregoing and notwithstanding any other provision of this Agreement, if the Loan will be conducted in accordance with Prohibited Transaction Exemption 81-6, then:

         18.1     Borrower represents and warrants to Lender that it is either
                  (i) a bank subject to federal or state supervision, (ii) a broker-dealer registered under the Exchange Act or (iii) exempt from registration under Section 15(a)(1) of the Exchange Act as a dealer in Government Securities.

         18.2 Borrower represents and warrants that, during the term of any Loan hereunder, neither Borrower nor any affiliate of Borrower has any discretionary authority or control with respect to the investment of the assets of the Plan involved in the Loan or renders investment advice (within the meaning of 29 C.F.R.
                  Section 2510.3-21(c)) with respect to the assets of the Plan involved in the Loan. Lender agrees that, prior to or at the commencement of any Loan hereunder, it will communicate to Borrower information regarding the Plan sufficient to identify to Borrower any person or persons that have discretionary authority or control with respect to the investment of the assets of the Plan involved in the Loan or that render investment advice (as defined in the preceding sentence) with respect to the assets of the Plan involved in the Loan. In the event Lender fails to communicate and keep current during the term of any Loan such information, Lender rather than Borrower shall be deemed to have made the representation and warranty in the first sentence of this clause (b).

         18.3     Borrower and Lender agree that:

                  18.3.1 the term "Collateral" shall mean cash, securities issued or guaranteed by the United States government or its agencies or instrumentalities, or irrevocable bank letters of credit issued by a person other than Borrower or an affiliate thereof;

                  18.3.2 prior to the making of any Loans hereunder, Borrower shall provide Lender with (A) the most recent available audited statement of Borrower's financial condition and (B) the most recent available unaudited statement of Borrower's financial condition (if more recent than the most recent audited statement), and each Loan made hereunder shall be deemed a representation by Borrower that there has been no material adverse change in Borrower's financial condition subsequent to the date of the latest financial statements or information furnished in accordance herewith;

                  18.3.3 the Loan may be terminated by Lender at any time, whereupon Borrower shall deliver the Loaned Securities to Lender within the lesser of (A) the customary delivery period for such securities; (B) five Business Days and (C) the time negotiated for such delivery between Borrower and Lender; provided, however, that Borrower and Lender may agree to a longer period only if permitted by Prohibited Transaction Exemption 81-6; and

                  18.3.4 the Collateral transferred shall be security only for obligations of Borrower to the Plan with respect to Loans, and shall not be security for any obligation of Borrower to any agent or affiliate of the Plan.

         19.      Single Agreement.

Borrower and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder constitute a single business and contractual relationship and have been entered into in consideration of each other. Accordingly, Borrower and Lender hereby agree that payments, deliveries and other transfers made by either of them in respect of any Loan shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Loan hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. In addition, Borrower and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder have been entered into in consideration of each other. Accordingly, Borrower and Lender hereby agree that (a) each shall perform all of its obligations in respect of each Loan hereunder, and that a default in the performance of any such obligation by Borrower or by Lender (the "Defaulting Party") in any Loan hereunder shall constitute a default by the Defaulting Party under all such Loans hereunder, and (b) the non-defaulting party shall be entitled to set off claims and apply property held by it in respect of any Loan hereunder against obligations owing to it in respect of any other Loan with the Defaulting Party.

         20.      APPLICABLE LAW.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         21.      Waiver.

The failure of a party to this Agreement to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers in respect of a Default must be in writing.

         22.      Remedies.

All remedies hereunder and all obligations with respect to any Loan shall survive the termination of the relevant Loan, return of Loaned Securities or Collateral and termination of this Agreement.

         23.      Notices and Other Communications.

Unless another address is specified in writing by the respective party to whom any notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in Schedule A attached hereto. All notices shall be effective upon actual receipt, provided, however, that if any notice shall be received by a party on a day on which such party is not open for business at its office located at the address set forth in Schedule A, such notice shall be deemed to have been received by such party at the opening of business on the next day on which such party is open for business at such address.

         24.      SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

         24.1 EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY LOAN HEREUNDER AND (B) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

         24.2 EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         25.      Miscellaneous.

This Agreement supersedes any other agreement between the parties hereto concerning loans of securities between Borrower and Lender. This Agreement shall not be assigned by either party without the prior written consent of the other party and any attempted assignment without such consent shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and shall ensure to the benefit of Borrower and Lender and their respective heirs, representatives, successors and assigns. This Agreement may be terminated by either party upon written notice to the other, subject only to fulfillment of any obligations then outstanding. This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought. The parties hereto acknowledge and agree that, in connection with this Agreement and each Loan hereunder, time is of the essence. Each provision and agreement herein shall be treated as separate and independent from any other provision herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

         26.      Definitions.

For the purposes hereof:
         26.1 "Broker-Dealer" shall mean any person that is a broker (including a municipal securities broker), dealer, municipal securities dealer, government securities broker or government securities dealer as defined in the Exchange Act, regardless of whether the activities of such person are conducted in the United States or otherwise require such person to register with the Securities and Exchange Commission or other regulatory body.

         26.2 "Business Day" shall mean, with respect to any Loan hereunder, a day on which regular trading occurs in the principal market for the Loaned Securities subject to such Loan, provided, however, that for purposes of Section 15, such term shall mean a day on which regular trading occurs in the principal market for the securities whose value is being determined. Notwithstanding the foregoing, (i) for purposes of Section 8, "Business Day" shall mean any day on which regular trading occurs in the principal market for any Loaned Securities or for any securities Collateral under any outstanding Loan hereunder and "next Business Day" shall mean the next day on which a transfer of Collateral may be effected in accordance with Section 16; and (ii) in no event shall a Saturday or Sunday be considered a Business Day.

         26.3 "Clearing Organization" shall mean The Depository Trust Company, or, if agreed to by Borrower and Lender, such other clearing agency at which Borrower (or Borrower's agent) and Lender (or Lender's agent) maintain accounts, or a book-entry system maintained by a Federal Reserve Bank.

         26.4 "Collateral" shall mean, whether now owned or hereafter acquired and to the extent permitted by applicable law, (a) any property which Borrower and Lender agree shall be acceptable collateral prior to the Loan and which is transferred to Lender pursuant to Section 3 or 8 (including as collateral, for definitional purposes, any letters of credit mutually acceptable to Lender and Borrower), (b) any property substituted therefor pursuant to Section 3.5, (c) all accounts in which such property is deposited and all securities and the like in which any cash collateral is invested or reinvested, and (d) any proceeds of any of the foregoing. For purposes of return of Collateral by Lender or purchase or sale of securities pursuant to Section 12 or 13, such term shall include securities of the same issuer, class and quantity as the Collateral initially transferred by Borrower to Lender.

         26.5 "Customer" shall mean any person that is a customer of Borrower under Rule 15c3-3 under the Exchange Act or any comparable regulation of the Secretary of the Treasury under
                  Section 15C of the Exchange Act (to the extent that Borrower is subject to such Rule or comparable regulation).

         26.6 "Cutoff Time" shall mean a time on a Business Day by which a transfer of cash, securities or other property must be made by Borrower or Lender to the other, as shall be agreed by Borrower and Lender in Schedule B or otherwise orally or in writing or, in the absence of any such agreement, as shall be determined in accordance with market practice.

         26.7     "Default" shall have the meaning assigned in Section 11.

         26.8 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         26.9 "Federal Funds Rate" shall mean the rate of interest (expressed as an annual rate), as published in Federal Reserve Statistical Release H.15(519) or any publication substituted therefor, charged for federal funds (dollars in immediately available funds borrowed by banks on an overnight unsecured basis) on that day or, if that day is not a banking day in New York City, on the next preceding banking day.

         26.10 "Foreign Securities" shall mean, unless otherwise agreed, securities that are principally cleared and settled outside the United States.

         26.11 "Government Securities" shall mean government securities as defined in Section 3(a)(42)(A)-(C) of the Exchange Act.

         26.12 "LIBOR" shall mean for any date, the offered rate for deposits in U.S. dollars for a period of three months which appears on the Reuters Screen LEBO page as of 11:00 A.M., London time, on such date (or, if at least two such rates appear, the arithmetic mean of such rates).

         26.13    "Loan" shall mean a loan of securities hereunder.

         26.14 "Loaned Security" shall mean any security which is a security as defined in the Exchange Act, transferred in a Loan hereunder until such security (or an identical security) is transferred back to Lender hereunder, except that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange is made. For purposes of return of Loaned Securities by Borrower or purchase or sale of securities pursuant to Section 12 or 13, such term shall include securities of the same issuer, class and quantity as the Loaned Securities, as adjusted pursuant to the preceding sentence.

(26.15) "Plan" shall mean (a) any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 which is subject to
Part 4 of Subtitle B of Title I of such Act; (b) any "plan" as defined in
Section 4975(e)(1) of the Internal Revenue Code of 1986; or (c) any entity the assets of which are deemed to be assets of any such "employee benefit plan" or "plan" by reason of the Department of Labor's plan asset regulation, 29 C.F.R.
Section 2510.3-101.

By:
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Title:
      --------------------
Date:
     ---------------------
By:
   -----------------------
Title:
      --------------------
Date:
     ---------------------

                                     Annex I

                             Lender Acting as Agent

This Annex sets forth the terms and conditions governing all transactions in which a party lending securities ("Agent") in a Loan is acting as agent for one or more third parties (each, a "Principal"). Unless otherwise defined, capitalized terms used in this Annex shall have the meanings assigned in the Securities Loan Agreement of which it forms a part (such agreement, together with this Annex and any other schedules or exhibits, referred to as the "Agreement") and, unless otherwise specified, all section references herein are intended to refer to sections of such Securities Loan Agreement.

                           (a) Additional Representations and Warranties. In addition to the representations and warranties set forth in Section 9 of the Agreement, Agent hereby makes the following representations and warranties, which shall continue during the term of any Loan: Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the Loans contemplated by the Agreement and to perform the obligations of Lender under such Loans, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

                           (b) Identification of Principals. Agent agrees (a) to provide Borrower prior to any Loan under the Agreement with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of Borrower), and (b) to provide Borrower, before the close of business on the next Business Day after orally agreeing to enter into a Loan, with notice of the specific Principal or Principals for whom it is acting in connection with such Loan. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next Business Day or (ii) Borrower shall determine in its sole discretion that any Principal or Principals identified by Agent are not acceptable to it, Borrower may reject and rescind any Loan with such Principal or Principals, return to Agent any Loaned Securities previously transferred to Borrower and refuse any further performance under such Loan, and Agent shall immediately return to Borrower any Collateral previously transferred to Agent in connection with such Loan; provided, however, that (A) Borrower shall promptly (and in any event within one Business
                                 Day) notify Agent of its determination to reject and rescind such Loan and (B) to the extent that any performance was rendered by any party under any Loan rejected by Borrower, such party shall remain entitled to any fees or other amounts that would have been payable to it with respect to such performance if such Loan had not been rejected. Borrower acknowledges that Agent shall not have any obligation to provide it information regarding the financial status of its with confidential Principals; Agent agrees, however, that it will assist Borrower in obtaining from Agent's Principals such information regarding the financial status of such Principals as Borrower may reasonably request.

                           (c) Limitation of Agent's Liability. The parties expressly acknowledge that if the representations and warranties of Agent under the Agreement, including this Annex, are true and correct in all material respects during the term of any Loan and Agent otherwise complies with the provisions of this Annex, then (a) Agent's obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals and (b) Borrower's remedies shall not include a right of setoff against obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

                           (d)   Multiple Principals.

   (a) In the event that Agent proposes to act for more than one Principal hereunder, Borrower and Agent shall elect whether (i) to treat Loans under this Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Loans as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Loans under this Agreement as transactions on behalf of separate Principals.

   (b) In the event that Borrower and Agent elect (or are deemed to elect) to treat Loans under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide Borrower, together with the notice described in Section 2(b) of this Annex, notice specifying the portion of each Loan allocable to the account of each of the Principals for which it is acting (to the extent that any such Loan is allocable to the account of more than one Principal); (ii) the portion of any individual Loan allocable to each Principal shall be deemed a separate Loan under the Agreement; (iii) the mark to market obligations of Borrower and Lender under Section 8 of the Agreement shall be determined on a Loan-by-Loan basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis); and
         (iv) Borrower's and Lender's remedies under the Agreement upon the occurrence of a Default shall be determined as if Agent had entered into a separate Agreement with Borrower on behalf of each of its Principals.

   (c) In the event that Borrower and Agent elect to treat Loans under this Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent's notice under Section 2(b) of this Annex need only identify the names of its Principals but not the portion of each Loan allocable to each Principal's account; (ii) the mark to market obligations of Borrower and Lender under Section 8 shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Loans entered into by Agent on behalf of any Principal; and (iii) Borrower's and Lender's remedies upon the occurrence of a Default shall be determined as if all Principals were a single Lender. (d) Notwithstanding any other provision of the Agreement (including without limitation this Annex), the parties agree that any transactions by Agent on behalf of a Plan shall be treated as transactions on behalf of separate Principals in accordance with Section 4(b) of this Annex (and all mark to market obligations of the parties shall be determined on a Loan-by-Loan basis).

                           (e) Interpretation of Terms. All references to "Lender" in the Agreement shall, subject to the provisions of this Annex (including among other provisions the limitations on Agent's liability in Section 3 of this Annex), be construed to reflect that (i) each Principal shall have, in connection with any Loan or Loans entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a "Lender" directly entering into such Loan or Loans with Borrower under the Agreement, and
                                 (ii) Agent's Principal or Principals have designated Agent as their sole agent for performance of Lender's obligations to Borrower and for receipt of performance by Borrower of its obligations to Lender in connection with any Loan or Loans under the Agreement (including, among other things, as agent for each Principal in connection with transfers of securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed "parties" to the Agreement and all references to a "party" or "either party" in the Agreement shall be deemed revised accordingly (and any Default by Agent under paragraph (e) or any other applicable provision of Section 11 shall be deemed a Default by Lender).

By:
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Title:
      -----------------------------
Date:
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By:
   --------------------------------
Title:
      -----------------------------
Date:
     ------------------------------

                                   Schedule A

                     Names and Addresses for Communications.

                                   Schedule B

                    Defined Terms and Supplemental Provisions

The following terms and conditions (the "Supplemental Terms") supplement and are a part of the terms and conditions of the Master Securities Loan Agreement (the "Agreement") between each Lender and Borrower. Execution of this Schedule B by the parties hereto shall constitute execution and agreement to be bound by the Agreement, provided, however, that in the event of a conflict between the Agreement and the provisions of these Supplemental Terms, the provisions of these Supplemental Terms shall govern. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. Capitalized terms used in the Agreement whose definitions are modified in these Supplemental Terms shall, for all purposes of the Agreement, be deemed to have such modified definitions.

                              Section 3 Collateral

Section 3.1 is deleted and restated as follows:

"Borrower shall, prior to or concurrently with the transfer of the Loaned Securities to Borrower, but in no case later than the close of business on the day of such transfer, transfer to Lender Collateral with a market value at least equal to the Margin Percentage of the market value of the Loaned Securities. The Margin Percentage shall equal at least the percentage applicable to the particular type of Loaned Securities specified in Annex I hereto ("Margin Percentage")."

Section.3.2 is deleted and restated as follows:

"The Collateral transferred by Borrower to Lender, as adjusted pursuant to
Section 8, shall be security for Borrower's obligations in respect of such Loan and for all other obligations of Borrower to Lender under this Agreement. Borrower hereby pledges with, assigns to, and grants Lender a continuing first security interest in, and a lien upon, the Collateral, which shall attach upon the transfer of the Collateral by Borrower to Lender and which shall cease upon the transfer of the Loaned Securities by Borrower to Lender. The Lender's rights against the Collateral as provided in this Agreement shall be absolute and subject to no counterclaim, offset, deduction or defense in favor of the Borrower. In addition to the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a secured party under the New York Uniform Commercial Code. It is understood that Lender may use, invest or reinvest the Collateral consisting of cash at its own risk, and may commingle such Collateral, and the Collateral so converted by such investment, with its general assets, without any obligation to segregate the Collateral or any investment thereof. The Lender may not pledge, repledge, hypothecate, rehypothecate, lend, or relend the Collateral, if such consists of other than cash. During the term of any Loan, Lender shall, without prejudice to Borrower's rights, have all incidents of ownership with respect to the Collateral consisting of cash, including the right to transfer such Collateral consisting of cash to others. Segregation of Collateral may be accomplished by appropriate identification on the books and records of Lender's Custodian if it is a "securities intermediary" or a "clearing corporation" within the meaning of the New York Uniform Commercial Code."

Section 3 is modified by adding the following language after Section 3.6:

"3.7 Subject to Section 4 of this Agreement, so long as the Lender holds the Collateral, the Lender shall be entitled to retain and appropriate to its sole use and ownership all interest and other income and distributions received by it as a result of investing and reinvesting the Collateral and all net gains realized upon the sale, retirement or other disposition of such investment less any Loan Fee or Cash Collateral Fee payable to Borrower under this Agreement. Lender acknowledges that any investment or reinvestment of Collateral is at its own risk and shall not affect its obligations to Borrower."

                              Section 16 Transfers

The parties agree that all transfers required under this agreement to Lender will be made to Lender's Custodian.

                             Section 26 Definitions

The following definition shall be added to Section 26:

"Custodian" shall mean the custodian designated by Lender at the initiation of the Loan, or any successor custodian or subcustodian of Lender's assets specified by notice from Lender to Borrower."

Section 26.4 is deleted and restated as follows:

"Collateral" shall mean, whether now owned or hereafter acquired, (a) all cash in a currency acceptable to Lender which is delivered to Lender pursuant to Sections 3 or 8, (b) any property in which such cash is invested or reinvested excluding the income or distributions thereon or gains therefrom, (c) any securities issued or guaranteed by the United States government or issued by agencies or instrumentalities thereof which may not be guaranteed by the United States government or by a foreign sovereign acceptable to Lender which are delivered to Lender pursuant to Sections 3 or 8, including the interest or distributions thereon or other income therefrom and (d) any property substituted therefor pursuant to Section 3.5, (e) all accounts in which such property is deposited and all securities and the like in which any cash collateral is invested or reinvested. For purposes of return of Collateral by Lender or purchase or sale of securities pursuant to Section 12 or 13, such term shall include securities of the same issuer, class and quantity as the Collateral initially transferred by Borrower to Lender.

                        Section 5 Termination of the Loan

Section 5 is amended by adding the following language "later than 5 business days and no" after the word "no" in the second sentence thereof.

                            Section 9 Representations

Borrower additionally represents and warrants to Lender as follows:

The Borrower is duly organized and validly existing in good standing under the laws of the jurisdiction in which it was organized and as of the date of any request for a Loan, Borrower is in compliance with Rule 15c3-1 of the SEC under the Exchange Act.

The Borrower has, and will have at the time of delivery of any Collateral, the right to grant a security interest in and first lien upon such Collateral, subject to the terms and conditions hereof; Borrower is borrowing or will borrow the Loaned Securities for the purpose of making delivery of such securities in the case of short sales or for its failure to receive securities required to be delivered to it or as otherwise permitted pursuant to Regulation T, promulgated by the Board of Governors of the Federal Reserve; and any Collateral delivered by Borrower to Lender will be delivered free from any lien, charge or other encumbrances and, in connection with each Loan.

The Borrower represents and warrants the Lender shall have a first priority perfected security interest in and to all Collateral delivered hereunder.

Indemnification. Borrower agrees to indemnify and hold harmless the Lender from any and all reasonably foreseeable damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements, transfer taxes and stamp duties) excluding, any indirect or consequential damages, which such Lender may incur arising out of the use of the Loaned Securities by Borrower or any failure of the Borrower to deliver Loaned Securities in accordance herewith or any failure by Borrower to otherwise comply with the terms of this Agreement except such as may be caused by the negligence or willful misconduct of the Lender.

Severability. If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof, unless the elimination of such provision substantially impairs either party's rights or benefits arising under this Agreement; provided, however, that any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction.

Separate Agreement. Execution of the Agreement by more than one Lender shall not create any contractual or other obligation between or among such Lenders and the Agreement shall constitute a separate agreement between Borrower and each Lender. Every reference to Lender shall be construed to be a reference solely to the particular Lender that is a party to the relevant Transaction. Each of the parties agrees that under no circumstances shall any rights, obligations, remedies or liabilities of a particular Lender, or with respect to Transactions to which a particular Lender is a party, be deemed to constitute rights, obligations, remedies or liabilities applicable to any other Lender or to Transactions to which other Lenders are parties, and Borrower shall have no right to set off claims of any Lender against property or liabilities of any other Lender. All Transactions are entered into in reliance on the fact that this Agreement constitutes a separate agreement between Borrower and each Lender.

Additional Parties. Borrower agrees that additional entities may be added as Lender to this agreement from time to time upon written notice to Borrower, as to the prospective inclusion of such additional Lender and Borrower's written consent to the addition of such Lender.

Merrill Lynch. Borrower acknowledges that notwithstanding any incorporation of the phrase "Merrill Lynch" in the name of such Lender, such Lender is neither owned nor controlled by Merrill Lynch & Co., Inc., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Merrill Lynch Derivative Products, Inc. or any affiliate of the foregoing.

Business Trust. With respect to a Lender which is a business trust, Borrower acknowledges and agrees that this Agreement is executed by such Lender on behalf of the trustees of such Lender as trustees and not individually; and no trustee, shareholder, officer, employee or agent of such business trust shall be held to any personal liability, nor shall resort be had to their property for the satisfaction of Lender's obligations under this Agreement, and such obligations are binding only upon the assets and property of such Lender.

Series Funds. The parties acknowledge that Lender may be an entity, such as an investment company, whose assets may be allocated to two or more series. In such case, Borrower agrees to seek satisfaction of all obligations of such a Lender hereunder solely out of the assets of the series on whose behalf the Transaction(s) giving to the obligations was entered into. If Lender establishes two or more series, Lender shall so indicate on Schedule A or otherwise give notice thereof and identify such series, and from such time the liability of such series shall be limited as set forth above, as though and to the same extent as if such series was a separate and distinct Lender hereunder.

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

                                        [ Counterparty Name)

                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------

              Severally and not jointly, each registered U.S. Investment Company and non-U.S. Investment Fund identified on the attached Schedule C

                                        By:
                                            ------------------------------------

                                        Name:       Terry K. Glenn

                                        Title:      President of each Registered
                                        U.S. Investment Company and Director of
                                        each non-U.S. Investment Fund identified on the attached Schedule C

                                     ANNEX I

--------------------------------------------------------------------------------
            Type of Loaned Security                       Margin Percentage
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Foreign equity and corporate securities                    105%
--------------------------------------------------------------------------------
  United States equity and corporate securities                 102%
--------------------------------------------------------------------------------
  United States government and agency securities                102%
--------------------------------------------------------------------------------
    Foreign government and agency securities                    102%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   SCHEDULE 4

                    PERMITTED INVESTMENTS FOR CASH COLLATERAL

1.      In the case of any Fund that is a registered US investment company, any money market mutual fund advised by Merrill Lynch Investment Managers, L.P. or Fund Asset Management, L.P.

2. In the case of any Fund that is not a registered US investment company, [Super Money Market Fund].

3. In the case of each Fund that is a money market fund subject to SEC Rule 2a7, any Series of Merrill Lynch Liquidity Series LLC that is a "Rule 2a-7 Series", as defined in the Limited Liability Company Agreement Thereof.

4. In the case of each other fund, any series of Merrill Lynch Liquidity Series LLC.

                                   SCHEDULE 5

                            LIST OF APPROVED PERSON

For the Fund:                              For QA LLC:

                                   SCHEDULE 6

                                      FEES

For each cash collateralized loan effected hereunder, [ ]% of the difference between (i) the income earned on the investment of Cash Collateral held with respect to such loan [(after deduction of any investment management or related fees for money market fund)] and (ii) the Cash Collateral Fee (as defined in the applicable SLA) paid to the Approved Borrower in respect of such loan.

For each non-cash collateralized loan effected hereunder, [ ]% of the Loan Fee (as defined in the applicable SLA) paid by the Approved Borrower with respect to such loan.

SCHEDULE 7

NOTICES

If to the Fund:
          Address

          Attn:
          Telephone:
          Facsimile:

If to QA LLC:
          Address:
          Telephone:
          Facsimile:

                                       B-9